                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                        UNITED STATES FILTER CORPORATION
                                       TO

                             EAU ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                    VIVENDI
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates ("Share Certificates") representing shares of Common Stock, par value $.01 per share (the "Shares"), of the United States Filter Corporation, a Delaware corporation (the "Company"), and the associated Rights (as defined in the Offer to Purchase), are not immediately available, if time will not permit all required documents to reach ChaseMellon Shareholder Services L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

               BY MAIL:                               BY HAND:                        BY OVERNIGHT COURIER:

       ChaseMellon Shareholder                ChaseMellon Shareholder                ChaseMellon Shareholder
           Services, L.L.C.                       Services, L.L.C.                       Services, L.L.C.
         Post Office Box 3301                 120 Broadway, 13th Floor          85 Challenger Road-Mail Drop-Reorg
      South Hackensack, NJ 07606                 New York, NY 10271                 Ridgefield Park, NJ 07660
   Attn: Reorganization Department        Attn: Reorganization Department        Attn: Reorganization Department

                           BY FACSIMILE TRANSMISSION
                        (for eligible institutions only)
                                 (201) 296-4293
                     To Confirm Facsimile Transmission Only
                                 (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Eau Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Vivendi, a societe anonyme organized under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated preferred share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares                                       Name(s) of Record Holder(s):
-----------------------------------------------------  -----------------------------------------------------
-----------------------------------------------------  -----------------------------------------------------
                                                       Please Print
Certificate Nos. (if available)                        Address(es): ---------------------------------------
-----------------------------------------------------  -----------------------------------------------------
                                                       Zip Code
[ ] Check if Shares will be tendered by book-entry
transfer through the facilities of The Depository      Area Code and Tel. No.: --------------------------
Trust Company (including through DTC's ATOP):
Signature(s): ---------------------------------------
Account Number: ----------------------------------     Dated: ------------------------------------- , 1999

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. A "NYSE trading day" is any day on which the New York Stock Exchange, Inc. is open for business.

------------------------------------------------------
                                  NAME OF FIRM

------------------------------------------------------
                                    ADDRESS

------------------------------------------------------
                                                                        ZIP CODE

Area Code and Tel. No.:
--------------------------

------------------------------------------------------
                              AUTHORIZED SIGNATURE

------------------------------------------------------
                                     TITLE

Name:
----------------------------------------------
                                  PLEASE PRINT

Date:
---------------------------------------- , 1999

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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